Exhibit 24
POWER OF ATTORNEY
     The undersigned director and/or officer of Life Time Fitness, Inc., a Minnesota corporation, does hereby make, constitute and appoint Bahram Akradi, Michael R. Robinson and Eric J. Buss, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of said Company to be issued in connection with the Amended and Restated Life Time Fitness, Inc. 2004 Long-Term Incentive Plan, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each or any one of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
          IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 21st day of April, 2009.

Signature	Title

/s/ Bahram Akradi	Chairman of the Board of Directors and Chief Executive Officer
Bahram Akradi

/s/ Michael R. Robinson	Executive Vice President and Chief Financial Officer
Michael R. Robinson

/s/ John M. Hugo	Vice President and Corporate Controller
John M. Hugo

/s/ Giles H. Bateman	Director
Giles H. Bateman

/s/ Guy C. Jackson	Director
Guy C. Jackson

/s/ Martha A. Morfitt	Director
Martha A. Morfitt

/s/ John B. Richards	Director
John B. Richards

/s/ Joseph S. Vassalluzzo	Director
Joseph S. Vassalluzzo